UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2015

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2015, MacroGenics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Leerink Partners LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 3,525,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $37.00 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $122.4 million. The Offering is expected to close on July 20, 2015, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 528,750 shares of Common Stock on the same terms and conditions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-200092), including the prospectus dated November 21, 2014, as supplemented by a prospectus supplement dated July 14, 2015 and filed on July 15, 2015.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Arnold & Porter LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 13, 2015, the Company issued a press release announcing the Offering and on July 14, 2015 issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 14, 2015, among MacroGenics, Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Leerink Partners LLC, as representatives of the underwriters named therein.

5.1	Opinion of Arnold & Porter LLP.

23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1).

99.1	Press release issued by MacroGenics, Inc. on July 13, 2015.

99.2	Press release issued by MacroGenics, Inc. on July 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	MACROGENICS, INC.

	By:	/s/ Atul Saran
Atul Saran
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 14, 2015, among MacroGenics, Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Leerink Partners LLC, as representatives of the underwriters named therein.

5.1	Opinion of Arnold & Porter LLP.

23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1).

99.1	Press release issued by MacroGenics, Inc. on July 13, 2015.

99.2	Press release issued by MacroGenics, Inc. on July 14, 2015.